EXHIBIT 1

AGREEMENT OF JOINT FILING

Stonehill Capital Management LLC, Stonehill Institutional Partners, L.P., John Motulsky, Christopher Wilson, Peter Sisitsky, Michael Thoyer, Jonathan Sacks, Michael Stern and Samir Arora hereby agree that the Statement on Schedule 13G to which this agreement is attached as an exhibit as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(l)(iii) under the Securities Exchange Act of 1934, as amended.

Dated: February 4, 2022

STONEHILL CAPITAL MANAGEMENT LLC*

By:	/s/ Paul D. Malek
Paul D. Malek An Authorized Signatory of a Member

STONEHILL INSTITUTIONAL PARTNERS, L.P.*

By:	/s/ Paul D. Malek
Paul D. Malek An Authorized Signatory of Stonehill General Partner, LLC, its general partner

JOHN MOTULSKY*

By:	/s/ Paul D. Malek
Paul D. Malek Attorney-in-Fact for John Motulsky

CHRISTOPHER WILSON*

By:	/s/ Paul D. Malek
Paul D. Malek Attorney-in-Fact for Christopher Wilson

JONATHAN SACKS*

By:	/s/ Paul D. Malek
Paul D. Malek Attorney-in-Fact for Jonathan Sacks

PETER SISITSKY*

By:	/s/ Paul D. Malek
Paul D. Malek Attorney-in-Fact for Peter Sisitsky

MICHAEL THOYER*

By:	/s/ Paul D. Malek
Paul D. Malek Attorney-in-Fact for Michael Thoyer

MICHAEL STERN*

By:	/s/ Paul D. Malek
Paul D. Malek Attorney-in-Fact for Michael Stern

SAMIR ARORA*

By:	/s/ Paul D. Malek
Paul D. Malek Attorney-in-Fact for Samir Arora